Exhibit 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-3 of our report dated March 2, 2003 relating to the financial statements of BHA Aero Composite Parts Co., Ltd., which appear in Hexcel Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/  Deloitte Touche Tohmatsu


Deloitte Touche Tohmatsu
Certified Public Accountants Ltd.

Beijing, China
May 12, 2003